Exhibit 32.1

SECTION 1350 CERTIFICATION

The undersigned officers of AutoImmune Inc. (the “Company”) hereby certify that, as of the date of this statement, the Company’s quarterly report on Form 10-QSB for the three months ended September 30, 2007 (the “Report”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended (the “Act”) and that, to the best of their knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of September 30, 2007 and the results of operations of the Company for the three and nine months ended September 30, 2007.

The purpose of this certification is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002. This statement is not “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Act or any other federal or state law or regulation.

Date: November 13, 2007		/S/ ROBERT C. BISHOP
	Name:	Robert C. Bishop
	Title:	Chief Executive Officer

Date: November 13, 2007		/S/ DIANE M. MCCLINTOCK
	Name:	Diane M. McClintock
	Title:	Director of Finance and Treasurer